Exhibit 10.2

EXECUTION VERSION

OMNIBUS AMENDMENT TO

MASTER REPURCHASE AGREEMENT

AND OTHER TRANSACTION DOCUMENTS

THIS OMNIBUS AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS, dated December 28, 2016 but effective as of December 20, 2016 (the “Effective Date”) (this “Omnibus Amendment”), is entered into by and among RAIT CRE CONDUIT IV, LLC, a Delaware limited liability company, as seller (together with its permitted successors and assigns in such capacity, “Seller”), BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales, as purchaser (together with its successors and assigns in such capacity, “Purchaser”), and RAIT FINANANCIAL TRUST, a Maryland real estate investment trust, as guarantor (together with its successors and permitted assigns, in such capacity, “Guarantor”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

R E C I T A L S

WHEREAS, Seller and Purchaser are parties to that certain Master Repurchase Agreement, dated as of December 23, 2014 (the “Existing Repurchase Agreement” and, as amended by this Omnibus Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered that certain Guaranty, dated as of December 23, 2014, by Guarantor for the benefit of Purchaser (the “Existing Guaranty” and, as amended by this Omnibus Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Guaranty”); and

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement and the Existing Guaranty.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.Amendments to Existing Repurchase Agreement.

(a)Effective as of the Effective Date, the definition of “Termination Date” in Article 2 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Termination Date” shall mean the day that is the earlier of (i) December 19, 2017 or such later date as may be in effect pursuant to Article 3(m) hereof, or (ii) the day on which an Event of Default occurs (after all applicable grace, notice and/or cure periods).

(b) Effective as of the Effective Date, the last sentence of Article 3(m)(i) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

Notwithstanding anything to the contrary in this Article 3(m)(i), in no event shall Seller be permitted to extend the Termination Date for more than one (1) Extension Period beyond the actual date set forth in clause (i) of the definition of “Termination Date”

Section 2.	Amendments to the Existing Guaranty.

(a)Effective as of the Effective Date, Article V(g) of the Existing Guaranty is hereby amended by deleting it in its entirety and replacing it with the following:

(g)Financial Covenants.  Guarantor shall at all times satisfy the following financial covenants:

(i)Minimum Adjusted Book Value.  Guarantor shall at all times maintain an Adjusted Book Value of not less than the sum of (x) $575 million plus (y) 75% of the net proceeds received by Guarantor in connection with any issuance of Equity Interests in Guarantor, minus (z) 100% of the amount paid by Guarantor for the repurchase of any Equity Interests in Guarantor, in each case subsequent to November 16, 2016.

(ii)Minimum Fixed Charge Coverage Ratio.   Guarantor shall at all times maintain a Fixed Charge Coverage Ratio of no less than 1.20 : 1.00.

(iii)Maximum Leverage.  Guarantor shall at all times maintain a ratio of (x) Total Liabilities to (y) Adjusted Total Assets of no greater than 80%.

(iv)Minimum Cash Liquidity.  Guarantor shall at all times maintain Cash Liquidity of no less than $10,000,000.

(v)Minimum Total Liquidity.  Guarantor shall at all times maintain Total Liquidity of no less than $20,000,000.

Section 3.	Transaction Documents in Full Force and Effect as Modified.

Except as specifically modified hereby, the Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Omnibus Amendment.  This Omnibus Amendment shall not constitute a novation of the Transaction Documents, but shall constitute modifications thereof.  The parties hereto agree to be bound by the terms and conditions of the Transaction Documents, as modified by this Omnibus Amendment, as though such terms and conditions were set forth herein.

Section 4.Representations.

Seller and Guarantor each represents and warrants, as of the Effective Date, as follows:

(a)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;

(b)the execution, delivery and performance by it of this Omnibus Amendment are within its corporate, company or partnership powers, has been duly authorized and does not contravene (i) its organizational documents or its applicable resolutions, (ii) any Requirements of Law or (iii) any contractual obligation to which it is a party;

(c)other than applicable resolutions, no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Omnibus Amendment or the Transaction Documents;

(d)this Omnibus Amendment has been duly executed and delivered by it;

(e)each of this Omnibus Amendment and the Transaction Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity; and

(f)after giving effect to this Omnibus Amendment, it is in compliance with its covenants set forth in the Transaction Documents and no Default or Event of Default exists.

Section 5.Fees and Expenses.

(a)Extension Fee.  On the date hereof and as a condition precedent to the effectiveness of this Omnibus Amendment, Seller shall pay to Purchaser an Extension Fee, such amount to be paid to Purchaser in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

(b)Expenses. Seller and Guarantor shall pay on demand all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Omnibus Amendment.

Section 6.Miscellaneous.

(a)This Omnibus Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  The parties intend that faxed signatures and electronically imaged signatures such as PDF files shall constitute original signatures and are binding on all parties.

(b)The descriptive headings of the various sections of this Omnibus Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)This Omnibus Amendment (together with the other Transaction Documents, as amended hereby) represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

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IN WITNESS WHEREOF, the parties have caused this Omnibus Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:
RAIT CRE CONDUIT IV, LLC a Delaware limited liability company
By:	RAIT Partnership, L.P., its sole Member and Manager

	By:	RAIT General, INC., its General Partner

		By:	/s/ Jamie Reyle
			Name:	Jamie Reyle
			Title:	SMD – Chief Legal Officer

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Barclays-RAIT Floater Repo - Omnibus Amendment

PURCHASER:
BARCLAYS BANK PLC a public limited company originated under the laws of England and Wales

By:	/s/ Michael Birajiclian
Name:	Michael Birajiclian
Title:	Authorized Signatory

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Barclays-RAIT Floater Repo - Omnibus Amendment

GUARANTOR:
RAIT FINANCIAL TRUST a Maryland real estate investment trust

By:	/s/ Jamie Reyle
Name:	Jamie Reyle
Title:	SMD-Chief Legal Officer

Barclays-RAIT Floater Repo - Omnibus Amendment